Sales Agreement

                                                 The Contract's No. 2008 ST 0001

Supply Party (Party A):

Name of Party A: JiangXi SheTai Jade Industrial Company Limited. (JST)

Address: GuoXiDaDao #39, YuJiang County, JiangXi Province, PRC

Bank: YuDiao Branch, YuJiang Sub-Branch, Bank of China

Account No.: 742858545978091001

Zip Code: 335200

Phone: 86-701-5881082

Fax: 86-701-5881156



Purchasing Party (Party B):

Name of Party B: ShenZhen HongDa Craftwork Company Limited.

Address: HengGang County, LongGang District, ShenZhen City, PRC

Bank: LiuYue Branch, Bank of China

Account No.: 818000509908091001

Zip Code: 518173

Phone: 86-755-28503733

Fax: 86-755-28503733

Parties A and B, based on the negotiation, consideration of the mutual covenants and agreements contained herein, and other valuable considerations, have reached an agreement as stated below:

Item1. Contents of goods

1. Raw jade material (name) 1000KG, 2000KG (type) 500tons (quantity) 25,000RMB/ton(price)

2. Raw jade material (name) 1000KG, 500KG (type) 1000tons (quantity) 23,000 RMB/ton(price)

3. Raw jade material (name) 50KG, 500KG (type) 500tons (quantity) 21,000 RMB/ton(price)

Total amount: 46,000,000 RMB

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Item2. Packing and Delivery

      Packing needs to comply with the requirement of Delivery. Party B is responsible to deliver the raw jade materials ordered and to pay for the freight.

Item3. Delivery Location

      The valid period of this agreement is 6 months, and two Parties must execute the prices mentioned above. Actual detail of every transaction should base on the Fax File.

Item4. Payment method/Terms and Goods delivery

      For every transaction, before delivery, Party B needs to pay 30% of total contracted value as deposit to Party A. After the receipt of deposit, Party A needs to deliver the ordered raw jade materials to Party B immediately. After the delivery, Party B needs to pay off the balance within 10 days immediately. If Party B fails to pay, Party A has the right to pull back the delivery and keep the deposit.

Item5. Quality

      If the quality of ordered raw jade materials meets the requirement of Party B, and under the circumstance that there is no legislative intervention or other agreement between these two parties involved, the ordered raw jade materials are not refundable and returnable. Otherwise, it is will be treated as default.

Item6. Default

1. Both Party A and Party B should abide by this agreement, otherwise, the defaulting Party or Parties shall compensate the other party or parties all direct or indirect economic loss caused by the default.

2. If Party A fails to deliver the raw jade materials to Party B on time, Party A shall pay to Party B an amount equal to 0.3% of payment for undelivered raw jade material daily which was not supplied to Party B in accordance with this Agreement. The total penalty can not be beyond the 30% of total payment.

3. If Party B fails to pay to Party A on time, Party B shall pay to Party A 0.3% of total payment daily.

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Item7. Resolution for Dispute

      For all disputes resulting from this agreement's effect, execute, explaination, two Parties should resolve them under good negotiation. When negotiation dose not work, they can appeal to People's court belongs to the Party A's location under "PRC Contract Law"

Item8. Change and Relive

      Two Parties should obey this agreement strictly, and they can not change and relive this agreement (except for the signed written file under two parties' negotiation)

Item9. Additional items not mentioned in this agreement

      Two Parties need to sign the written file under the good negotiation for these additional items not mentioned in this agreement, which has the same legal effect with this agreement.

Item10. Exempts the responsibility

      If any of two parties fails to execute the complete responsibility or parts of responsibility from this agreement due to objective reason, defaulting party should inform other party it with objective reason. When c gets permission from the written proof by the related apartment to delay to execute or partly execute responsibility, the responsibility can exempt the part penalty or complete penalty (except failing to pay on time)

Item11. Effect and others

      This Agreement becomes effective immediately after all parties hereto have signed the Agreement. There are two copies with same legal effect for Party A and Party B (fax files and emails related this agreement are the effective parts of this agreement.)


      Party A: JiangXi SheTai Jade Industrial Company Limited.

      Representative:

      Party B: ShenZhen HongDa Craftwork Company Limited.

      Representative: